INCORPORATED UNDER THE LAWS OF

NO. SPECIMEN	Shares

CAN/AM AUTOSALES, INC.

A NEVADA CORPORATION

           This Certifies That                           Specimen                                   is the owner of

___________________________________________ shares of the Capital Stock of

CAN/AM AUTOSALES, INC.	transferable only on the books of the Corporation by the holder hereof in person or by Attorney, when surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this _____ day of _____________, A.D. __________

(Reverse Side)

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN BEEN  MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.